                                                                    EXHIBIT 10.1

                           L O A N     A G R E E M E N T







                                in the amount of


                                  DM 28,500,000



                                     between



                         FIBERMARK GMBH (THE "BORROWER")



                                 on the one hand



                                       and



               BAYERISCHE HYPO- UND VEREINSBANK AKTIENGESELLSCHAFT
      (hereinafter referred to as "Arranger", "Lender" or "Facility Agent", as the case may be)




                                on the other hand

                                                                              2
                                TABLE OF CONTENTS


                                                                             PAGE

Art.  1             Definitions                                                4

Art.  2             Loan Facility                                             10

Art.  3             Purpose                                                   10

Art.  4             Conditions Precedent                                      10

Art.  5             Drawdown                                                  12

Art.  6             Term                                                      13

Art.  7             Repayment                                                 14

Art.  8             Prepayment and Cancellation                               15

Art.  9             Interest                                                  16

Art. 10             Interest Periods                                          16

Art. 11             Intentionally Omitted

Art. 12             Default Interest and Indemnification                      17

Art. 13             Accounts                                                  18

Art. 14             Payments                                                  18

Art. 15             Illegality                                                19

Art. 16             Increased Costs                                           20

Art. 17             Tax Gross-Up and Mitigation                               21

Art. 18             Representations and Warranties                            21

Art. 19             Covenants                                                 24

Art. 20             Additional Collateral                                     27

Art. 21             Events of Default                                         28

Art. 22             Rights and Obligations of Facility Agent                  30

Art. 23             Fees                                                      34



Art. 24             Expenses                                                  35

Art. 25             Stamp Duties                                              35

Art. 26             Waivers; Remedies Cumulative                              35

Art. 27             Notices                                                   36

Art. 28             Assignments, Transfer, Substitution                       36

Art. 29             Currency Indemnity                                        37

Art. 30             Pro Rata Sharing                                          38

Art. 31             Set-off                                                   39

Art. 32             Miscellaneous                                             39




Annexes:


Drawdown Request                                                         Annex 1

Notice to Lenders of Advance Due                                         Annex 2

Group Structure Chart                                                    Annex 3

Pledge Agreement over Shares of Papierfabrik Lahnstein                   Annex 4
GmbH

Pledge Amendment Agreement in relation to FiberMark                      Annex 5
Gessner GmbH & Co.

Loan Amendment Agreement in relation to the Loan                         Annex 6
Agreement between the Borrower and the Lender dated
January 7, 1998

Interest Rates                                                           Annex 7


                                    PREAMBLE

WHEREAS, Bayerische Hypo- und Vereinsbank Aktiengesellschaft shall provide the Borrower with a six year Loan Facility in the amount of DM 28,500,000 (in words:
Deutsche Marks twentyeight million fivehundredthousand) for the purpose of financing the acquisition of Papierfabrik Lahnstein GmbH; and

WHEREAS, the Facility will be granted in six tranches, provided that all tranches have to be drawn down by the Borrower on the same day and it being understood that the tranches will have six different repayment dates whereas, the Borrower acknowledges that Bayerische Hypo- und Vereinsbank Aktiengesellschaft will initially grant the Facility in its capacity as "Original Lender". The Borrower undertakes to support and assist the Original Lender in the syndication process. References to the Arranger and the Facility Agent in this Agreement shall be read as references to the Original Lender until such date where another bank or financial institution becomes party to this Agreement pursuant to Art. 27;

The parties agree as follows:


                                     ART. 1
                                   DEFINITIONS

In this Agreement the following terms shall have the following meaning:

1.1 "Account" shall mean the account No. 6457436 of the Borrower with Bayerische Hypo- und Vereinsbank Aktiengesellschaft, Rosenheim Branch, Banking Code 71120077, to which each Lender's Share of the Advance is to be credited by the Lenders and into which monies owed from time to time by the Borrower pursuant to this Agreement shall be paid or such other account as shall be notified to the Borrower and the Lenders by the Facility Agent.

1.2 "Acquisition Agreement" shall mean the sale and purchase agreement as dated September 15, 1999 between Sihl Beteiligungsgesellschaft mbH and the Borrower and FiberMark Beteiligungs GmbH.

1.3 "Advance" shall mean the amount drawn down by the Borrower under Tranche 1, Tranche 2, Tranche 3, Tranche 4, Tranche 5 or Tranche 6 pursuant to the Drawdown Request under this Loan Facility or, depending on the context and if more than one Advance has been made, the principal sum outstanding as a result of such drawdowns.

1.4      "Agreement" shall mean this agreement including all its annexes.

1.5      "Arranger" shall mean Bayerische Hypo- und Vereinsbank
         Aktiengesellschaft.

1.6 "Availability Period" shall mean the period from the date of this Agreement until September 30, 1999.

1.7      "Borrower" shall mean FiberMark GmbH.

1.8 "Business Day" shall mean any day on which commercial banks and foreign exchange markets in Munich and London are open for business.

1.9 "Closing Date" shall mean the date defined as closing date in the Acquisition Agreement.

1.10 "Deutsche Marks" or "DM" shall mean Deutsche Marks which is at the date of this Agreement the legal tender in the Federal Republic of Germany.

1.11 "Drawdown Date" shall mean the date specified in the Drawdown Request pursuant to Art. 5.2 on which the Lenders shall make available the requested Advance as specified in Art. 5.4.

1.12 "Drawdown Request" shall mean a notice of borrowing substantially in the form as attached as Annex 1.

1.13 "EBITDA" shall mean, in respect of any period, the consolidated ordinary earnings ("Ergebnis der gewohnlichen Geschaftstatigkeit" pursuant to Section 275 Sect. 2, Nr. 14 HGB) of the Group plus interest ("Zinsen und ahnliche Aufwendungen" pursuant to ss. 275 Sect. 2, Nr. 13 HGB) and depreciation and amortisation ("Abschreibungen auf immaterielle Vermogensgegenstande des Anlagevermogens und Sachanlagen sowie auf aktivierte Aufwendungen fur die Ingangsetzung und Erweiterung des Geschaftsbetriebes" pursuant to Section 275 Sect. 2, Nr. 7 a HGB) during such period.

1.14 "Encumbrance" shall mean any mortgage, hypothecation, pledge, lien, charge, assignment, transfer of title or conveyance over any of the Borrower's present or future assets for the purpose of securing any Indebtedness of the Borrower or any other member of the Group and any other security agreement or arrangement.

1.15 "Equity " shall mean, at any time, on a consolidated basis of the Group the equity determined in accordance with Section 266 Sect. 3
         A. HGB plus any shareholder loans (being accompanied by a subordination and loan retention agreement addressed to the Lenders in a form acceptable to the Facility Agent);

         but adjusted by:

         (a) deducting any outstanding capital ("Ausstehende Einlagen" pursuant to Section 272 Sect. 1, S. 2 HGB)

         (b) deducting any amount attributable to a revaluation (write ups) of assets pursuant to Section 280 HGB and

         (c) deducting any amount attributable to claims any member of the Group has against the Parent and its subsidiaries not being member of the Group, as far as those claims are shown in the balance sheets as "Forderungen gegen verbundene Unternehmen" or, as the case may be, "Forderungen gegen Unternehmen, mit denen eine Beteiligungsverhaltnis besteht" pursuant to Section 266 Sect. 2 B. II. 2 and 3 HGB as well as "Finanzanlagen" pursuant to Section 266 Sect. 2 A. III. HGB).

1.16     "Equity Ratio" shall mean the ratio of:

         (a)      the amount equal to the Equity; and

         (b) the amount equal to the total assets of the Group on a consolidated basis ("Bilanzsumme").

1.17     "Event of Default" shall have the meaning as given to it in Art. 21.

1.18 "Facility Agent" shall mean Bayerische Hypo- und Vereinsbank Aktiengesellschaft or such other bank as may from time to time be appointed in its place pursuant to the provisions of Art. 22.14.

1.19 "Final Maturity Date" shall mean the sixth anniversary of the Drawdown Date

1.20 "Group" shall mean the Borrower, FiberMark Beteiligungs GmbHand their direct and indirect material subsidiaries from time to time.

1.21 "Group Structure Chart" shall mean the chart in the form as attached as Annex 3.

1.22 "Guarantee" means any obligation of a Person to pay the Indebtedness of another Person, including without limitation:

          (a)     an obligation to pay or purchase such Indebtedness;

          (b) an obligation to lend money or to purchase or subscribe shares or other securities or to purchase assets or services in order to provide funds for the payment of such Indebtedness; or

          (c)     any other agreement to be responsible for such Indebtedness.

1.23     "HGB" shall mean Handelsgesetzbuch, being the German Commercial Code.

1.24     "Increased Costs" shall have the meaning as defined in Art. 16.

1.25 "Indebtedness" ("Verschuldung")shall mean any indebtedness for borrowed money or any Guarantee or other indemnity in respect of any Indebtedness.

1.26 "Interest Cover Ratio" shall mean the ratio of EBITDA to Total Interest Expenses.

1.27 "Interest Payment Date" shall mean the last day of an Interest Period or such other date as provided for in the provisions of Art. 10.2.

1.28     "Interest Period" shall have the meaning given to it in Art. 10.

1.29 "Interest Rate" shall mean the interest rate determined for each Tranche by the Facility Agent prior to the date of this Agreement by concluding forward rate agreements; these interest rates are set out in Annex 7 to this Agreement.

1.30     "Judgement Currency" shall have the meaning given to it in Art. 29.1.

1.31 "Legal Changes" shall have the meaning given to it in Art. 15, unless otherwise specified in this Agreement.

1.32 "Lender" or "Lenders", as the case may be, shall mean Bayerische Hypo-und Vereinsbank Aktiengesellschaft and any other bank or financial institution to which Bayerische Hypo- und Vereinsbank Aktiengesellschaft or any other Lender shall have assigned or transferred all or any part of its rights, benefits and obligations under this Agreement in accordance with Art. 28.3., it being understood that the choice of any lender bank by the Facility Agent requires the Borrower's approval.

1.33 "Lender's Commitment" shall mean with respect to Bayerische Hypo- und Vereinsbank Aktiengesellschaft, at the date of signing this Agreement, the amount of DM 28,500,000, or, from time to time, the Lender's commitment from time to time plus each amount assigned or transferred to any further Lender in accordance with Art. 27.3.

1.34 "Lender's Share" shall mean the ratio of a Lender's Commitment to the aggregate of all Lender's Commitments from time to time.

1.35     "Leverage Ratio" shall mean the ratio of Net Debt to EBITDA.

1.36 "Loan Facility" or "Facility" shall have the meaning given to it in Art. 2.1.

1.37 "Loan Agreement I" shall mean the loan agreement entered into by the Borrower and the Lender on January 7, 1998.

1.38 "Majority Lenders" shall, as long as no Advance has been drawn down, mean a majority of 66 2/3 % of the Lenders, in relation to the sum total of the Loan Facility, and, after Advance has been drawn down, a majority of 66 2/3 % of the Lenders, in relation to the total of the outstanding Advance. As long as Bayerische Hypo- und Vereinsbank Aktiengesellschaft will remain the only Lender under this Agreement, its decision will substitute the decision by the Majority Lenders if and when required in this Agreement.

1.39 "Net Debt" shall mean on a consolidated basis of the Group Total Debt less cash assets ("Schecks, Kassenbestand, Bundesbank- und Postgiroguthaben, Guthaben bei Kreditinstituten" pursuant to Section 266 Sect.2 B. IV. HGB).

1.40     "Notice of Default" shall have the meaning given to it in Art. 22.6.

1.41 "Original Financial Statement" or "Original Financial Statements" shall mean, as the case may be, the audited or, if no audit has been made, the unaudited fiscal year-end statements including the balance sheet, the profit and loss account and the certified auditor's report, if any, of the Parent and Papierfabrik Lahnstein GmbH for the fiscal years 1997 and 1998, the preliminary balance sheet and profit and loss account as of July 31 1999 of Papierfabrik Lahnstein GmbH and as to the Borrower and FiberMark Beteiligungs GmbH the audited fiscal year-end statements including the balance sheet, the profit and loss account and the certified auditor's report for the fiscal year 1998.

1.42 "Original Lender" shall mean Bayerische Hypo- und Vereinsbank Aktiengesellschaft

1.43 "Parent" shall mean FiberMark Inc., Brattleboro, Vermont, United States of America.

1.44     "Permitted Encumbrances" shall mean

         (i) Encumbrances in relation to Indebtedness already in existence at the date of signing this Agreement; or

         (ii) Encumbrances arising by operation of law or in the ordinary course of business; or

         (iii) Encumbrances attaching to assets acquired subsequent to the signing of this Agreement insofar as the Encumbrance secures the purchase price of the asset; or

         (iv) such other Encumbrances as may be created with the prior written consent of the Majority Lenders, which consent shall not be unreasonably withheld.



1.45 "Person" shall mean an individual, corporation, partnership, joint venture, trust, unincorporated organisation or any other legal entity or a national state or any agency or political subdivision thereof, whether or not having a separate legal personality.

1.46     "Refunding Bank" shall have the meaning given to it in Art. 30.3.

1.47 "Repayment Dates" shall mean the dates as specified in the schedule contained in Art. 7.

1.48     "Repayment Amount " shall have the meaning given to it in Art. 7.

1.49 "Share Pledge Agreement" shall mean the share pledge agreement dated January 7, 1998 between zetaphoenicis Beteiligungs GmbH (now: FiberMark
         GmbH) and thetaphoenicis Beteiligungs GmbH (now:
         FiberMark Beteiligung GmbH) and the Lender.

1.50 "Taxes" (which term shall include "Taxation") shall mean all current or future taxes, duties, charges or official fees of any kind, including any interest, fines or penalties and all payments in relation to such current or future taxes, duties, charges or official fees of any kind.

1.51 "Total Debt" shall mean on a consolidated basis of the Group the total amounts of debts arising from bonds ("Anleihen" pursuant to Section 266 Sect. 3. C. 1 HGB), bank loans including capital expenditure facilities and working capital facilities ("Verbindlichkeiten gegenuber Kreditinstituten" pursuant to Section 266 Sect. 3. C. 2 HGB) and obligations arising under promissory notes ("Verbindlichkeiten aus der Annahme gezogener Wechsel und der Ausstellung eigener Wechsel" pursuant to Section 266 Sect. 3. C. Nr. 5 HGB).

1.52 "Total Interest Expenses" shall mean, in relation to any period, the aggregate of all interest, fees, commissions and other costs, expenses or charges accrued due from any member of the Group (other than to the Parent or any other member of the Group) in respect of Indebtedness of any member of the Group, including interest on shareholder loans as far as such interests have been paid to the Parent during such period, less interest accrued during such period on bank's deposit held by any member of the Group.

1.53 "Tranche 1" shall mean the amount which may be drawn down by the Borrower as an Advance pursuant to a Drawdown Request and having a term of one year.

1.54 "Tranche 2" shall mean the amount which may be drawn down by the Borrower as an Advance pursuant to a Drawdown Request and having a term of two years.


1.55 "Tranche 3" shall mean the amount which may be drawn down by the Borrower as an Advance pursuant to a Drawdown Request and having a term of three years.


1.56 "Tranche 4" shall mean the amount which may be drawn down by the Borrower as an Advance pursuant to a Drawdown Request and having a term of four years.


1.57 "Tranche 5" shall mean the amount which may be drawn down by the Borrower as an Advance pursuant to a Drawdown Request and having a term of five years.


1.58 "Tranche 6" shall mean the amount which may be drawn down by the Borrower as an Advance pursuant to a Drawdown Request and having a term of six years.


1.59 "Tranches" shall mean the sum of the Tranche 1, Tranche 2, Tranche 3, Tranche 4, Tranche 5 and Tranche 6 and "Tranche" shall mean each one of them.


1.60     "VAT" shall mean value added tax. (Umsatzsteuer).

                                     ART. 2
                                  LOAN FACILITY

2.1      COMMITMENT

         Subject to the terms and conditions of this Agreement (including the preamble), the Lenders shall provide to the Borrower a loan facility (hereinafter referred to as the " Loan Facility") for an aggregate principal amount of DM 28,500,000 (in words: Deutsche Marks twentyeightmillion fivehundredthousand) and the Lenders agree, in the event of a Drawdown Request pursuant to Art. 5.2, to contribute during the term of this Agreement as set out in Art. 6 to the Advances to be provided to the Borrower hereunder an amount corresponding to its Lender's Share, however, up to an aggregate maximum principal amount not exceeding its Lender's Commitment.

2.2      OBLIGATIONS SEVERAL

         The obligations of each Lender under this Agreement are several. Failure of a Lender to carry out its obligations pursuant to this Agreement in a proper manner does not relieve any other party of its obligations under this Agreement. Save as provided for in Art. 21 below, the same shall apply in the event that a Lender terminates its participation in this Agreement in accordance with this Agreement or terminates its Lender's Commitment in accordance with this Agreement, or where performance of the obligations undertaken by the Lender pursuant to this Agreement would be invalid or illegal. No Lender is responsible for the obligations of any other party under this Agreement. Each Lender shall only be responsible for its Lender's Share. Joint liability, or joint and several liability of the Lenders is hereby excluded.


2.3      RIGHTS SEVERAL

         The obligations of the Borrower to the Facility Agent, the Arranger and the individual Lenders hereunder are created vis-a-vis each of them as separate and independent obligations. Each Lender, Facility Agent or Arranger may separately enforce its rights hereunder. The formation of jointly owned assets is hereby excluded.


                                     ART. 3
                                     PURPOSE

The Borrower will use the Loan Facility for financing in part the purchase of Papierfabrik Lahnstein GmbH, Lahnstein. Neither the Arranger, the Facility Agent nor the Lenders shall be obliged to concern themselves with such application.


                                     ART. 4
                              CONDITIONS PRECEDENT

4.1 The obligations of the Facility Agent and each Lender to the Borrower under this Agreement are subject to the conditions precedent that the Facility Agent has notified the Borrower and the Lenders that it has received all of the following in form and substance satisfactory to it:

         (a) copy, certified to be a true copy of the articles of association and such other corporate documents relating to the Borrower and to FiberMark Beteiligungs GmbH as the Facility Agent may reasonably and timely demand;

         (b) extract, certified to be a true extract of the Commercial Register relating to the Borrower and to FiberMark Beteiligungs GmbH, of latest date;

         (c) legal opinion of the Borrowers' legal counsel that this Agreement creates legally binding and enforceable obligations on the part of the Borrower, in form and substance acceptable to the Arranger;

         (d) copy of the Original Financial Statements and the auditor's report regarding the Original Financial Statements and the preliminary annual report per July 31, 1999 for Papierfabrik Lahnstein GmbH;

         (e) specimen signatures of such agents of the Borrower as shall be authorised to sign this Agreement, the Drawdown Request and any notices required to be given by the Borrower pursuant to the provisions of this Agreement; and

         (f) a pledge agreement over shares of Papierfabrik Lahnstein GmbH to be entered by the Borrower with the Facility Agent securing its obligations under this Agreement substantially in the form of Annex 4 (hereinafter referred to as the "Pledge Agreement");

         (g) an amendment agreement to the Share Pledge Agreement substantially in the form of Annex 5 (hereinafter referred to as the "Pledge Amendment Agreement").

         (h) evidence that the Parent has provided an amount of DM 9,500,000 as equity (including subordinated shareholder loans) to the Borrower on an account with Bayerische Hypo- und Vereinsbank AG and evidence that a loan in an amount which is the balance of the purchase price being payable by the Borrower pursuant to Sect. 2.2 of the Acquisition Agreement and DM 38,000,000 has been provided by FiberMark Gessner GmbH & Co.;

         (i)      and in the event that the equity in accordance with Art. 4.1
                  (g) of this Agreement has been provided by the Parent through shareholder loans, a subordination and loan retention agreement addressed to the Lenders in a form acceptable to the Facility Agent;

         (j) an amendment agreement to the Loan Agreement I substantially in the form of Annex 7 (hereinafter referred to as the "Loan Amendment Agreement").

         The Facility Agent shall be entitled not to accept any documents presented under this paragraph if the information contained therein does materially differ from any information previously obtained from the Borrower.

4.2 The obligations of the Facility Agent and each Lender to allow the Borrower to make the Advance during the Availability Period are subject to the further conditions precedent that:

         (a) the representations and warranties set out in Art. 18 are correct and will be correct immediately after the Advance is made; and

         (b) no Event of Default set out in Art. 21 (or any event which with the giving of notice or lapse of time might constitute an Event of Default) has occurred and is continuing.




                                     ART. 5
                            AVAILABILITY AND DRAWDOWN

5.1      AVAILABILITY PERIOD

         Subject to the terms and conditions of this Agreement, the Facility may be drawn down by the Borrower in up to six (6) drawings, provided that
         (i) all drawings may only be made on one single Drawdown Date, and (ii) that the total amount of all Advances is not exceeding the amount of the Facility at any time during the Availability Period. Any amount of the Facility not drawn down on the last day of the Availability Period shall automatically be cancelled. Upon such cancellation, each Lender's Commitment shall be reduced proportionally to each Lender's Share.

5.2      DRAWDOWN REQUEST

         The request for the Drawdown of an Advance may not be delivered by the Borrower until the Facility Agent has confirmed to the Borrower that it has received all of the documents listed in Art. 4.1 (Conditions Precedent) and that each is in form and substance satisfactory to the Facility Agent. In any case, a request for the Drawdown will not be regarded as having been duly completed, unless the following conditions have been satisfied:

         The Facility Agent has received, by no later than 1.00 p.m. Munich time on the third (3rd) Business Day prior to the Drawdown Date the Drawdown Request substantially in the form of Annex 1 (it being understood that a separate Drawdown Request has to be presented for each Tranche) and having the following minimum contents:

                  the proposed Drawdown Date, which must be a Business Day;

                  the amount of the Advance; and

                  the account of the Borrower or such other account as the Borrower may determine to which the Advance is to be transferred by the Facility Agent.

         The Borrower's Drawdown Request cannot be withdrawn; it binds and obliges the Borrower to accept the requested Advance.

5.3      LENDER'S PARTICIPATIONS

         If the above conditions have been satisfied, the Facility Agent shall by notice in writing pursuant to the provisions of Annex 2, notify by no later than two (2) Business Days prior to the Drawdown Date each of the Lenders of the amount of this Advance, the Drawdown Date, such Lender's Share in the amount of the

         Advance and, in the event that payments shall not be effected to the Account, any further information on the account to which the proceeds of the Advance shall be paid.

5.4      PAYMENT OF PROCEEDS

         Upon receipt of the written notice referred to in Art. 5.3 each Lender shall, by no later than 10:00 a.m. Munich time on the Drawdown Date, credit the Account of the Facility Agent with its participation in the Advance corresponding to its Lender's Share and the Facility Agent shall by no later than 12:00 a.m. Munich time on the Drawdown Date, transfer the amount of the Advance to such account specified in the Borrower's Drawdown Request.


                                     ART. 6
                                      TERM

The term of thesix (6) Tranches of the Facility shall lapse according to the following schedule;




--------------------------------------------------------------------------------
Column A                                 Column B
TRANCHE                                  TERM ENDING ON
--------------------------------------------------------------------------------
Tranche 1                                the date 12 months after the Drawdown
                                         Date
--------------------------------------------------------------------------------
Tranche 2                                the date 24 months after the Drawdown
                                         Date
--------------------------------------------------------------------------------
Tranche 3                                the date 36 months after the Drawdown
                                         Date
--------------------------------------------------------------------------------
Tranche 4                                the date 48 months after the Drawdown
                                         Date
--------------------------------------------------------------------------------
Tranche 5                                the date 60 months after the Drawdown
                                         Date
--------------------------------------------------------------------------------
Tranche 6                                the Final Maturity Date.
--------------------------------------------------------------------------------


                                     ART. 7
                                    REPAYMENT

The Borrower shall repay each Tranche under the Facility in full on the relevant Repayment Date for such Tranche as set out in the following schedule:


--------------------------------------------------------------------------------
Column A                                                Column B
REPAYMENT DATE                                          REPAYMENT AMOUNT
--------------------------------------------------------------------------------
TRANCHE 1 REPAYMENT DATE                                DM 6,000,000

being the date 12 months after the Drawdown Date
--------------------------------------------------------------------------------
TRANCHE 2 REPAYMENT DATE                                DM 6,000,000

being the date 24 months after the Drawdown Date
--------------------------------------------------------------------------------
TRANCHE 3 REPAYMENT DATE                                DM 4,125,000

being the date 36 months after the Drawdown Date
--------------------------------------------------------------------------------
TRANCHE 4 REPAYMENT DATE                                DM 4,125,000

being the date 48 months after the Drawdown Date
--------------------------------------------------------------------------------
TRANCHE 5 REPAYMENT DATE                                DM 4,125,000

being the date 60 months after the Drawdown Date
--------------------------------------------------------------------------------
TRANCHE 6 REPAYMENT DATE                                DM 4,125,000

being the Final Maturity Date
--------------------------------------------------------------------------------


If the Facility has not been drawn in full by the Borrower, the Repayment will be reduced pro rata.

The Repayment Amount for each Tranche shall be repaid together with all other amounts (including interest) as may be due pursuant to the provisions of this Agreement on the Final Maturity Date and which have not been paid by the Borrower prior to the Final Maturity Date. Each Repayment Amount made under this Agreement shall reduce each Lender's participation accordingly and may not be reborrowed thereafter.

                                     ART. 8
                           PREPAYMENT AND CANCELLATION

8.1      VOLUNTARY PREPAYMENT

         The Borrower may, by giving not less than thirty (30) days prior notice to the Facility Agent, prepay all Advances outstanding in whole or in part (being DM 1,000,000 or any larger sum which is an integral multiple of DM 1,000,000) on the last day of an Interest Period in inverse order of maturity; it being understood that if the Borrower prepays an Advance in full or in part prior to the Repayment Date for such Tranche as set out in Art. 7 the Borrower shall indemnify the Lenders for any refinancing damage related to such prepayment, if any.

         In addition to that, if:

         (a) the Borrower is required to pay to a Lender any amount under Art. 16 (Increased Costs); or

         (b) the Borrower is required to pay to a Lender any additional amounts under Art. 17 (Taxes);

         then, without prejudice to the obligations of the Borrower under those provisions and the provisions under Art. 12.4, the Borrower may, whilst the circumstances continue, serve a notice of prepayment on that Lender through the Facility Agent. On the date falling thirty (30) Business Days after the date of service of the notice the Borrower shall prepay that Lender's Share of the Advance provided that such prepayment is made together with any amount payable by the Borrower under Art. 12.4 (iii).

8.2      MANDATORY PREPAYMENT

         If, at any time while the Advance is still outstanding under the Agreement, the Borrower after the date of this Agreement ceases to be a majority-owned direct or indirect subsidiary of the Parent, the Borrower shall prepay the outstanding Advance on the last day of the then current Interest Period.

8.3      MISCELLANEOUS PROVISIONS

         (a) Any notice of prepayment under this Agreement is irrevocable. The Facility Agent shall notify the Lenders promptly of receipt of any such notice.

         (b) All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid or repaid and all other amounts due on such date (if any) owing by the Borrower to such Lender.

         (c) No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

         (d) No amount prepaid under this Agreement may subsequently be reborrowed.

                                     ART. 9
                                    INTEREST

9.1      INTEREST RATE

         Each Advance outstanding shall bear interest payable in arrears at the Interest Rate which shall be expressed as an annual interest rate.

9.2      DUE DATES

         Save as otherwise provided herein, accrued interest for each drawing shall be paid on the September 17, and March 17, of each calendar year until the Final Repayment Date, the first due date to be March 17, 2000.

9.3     BANK BASIS

         Interest shall accrue from day to day and be calculated on the basis of the actual number of days elapsed in the relevant Interest Period divided by 360.


                                     ART. 10
                                INTEREST PERIODS

10.1     INTEREST PERIODS

         The period for which each Advance is outstanding shall be divided into successive periods, each hereinafter referred to as an "Interest Period". The Interest Periods in relation to each Advance shall be of six months, and shall commence on the Drawdown Date and subject to Art. 10.2 shall end on the Interest Payment Date of each Interest Period. Each subsequent Interest Period shall commence on the last day (24:00) of the previous Interest Period.

         Notwithstanding the foregoing, if an Interest Period would end after a Repayment Date, such Interest Period shall end on the Final Maturity Date.

10.2     NON-BUSINESS DAY

         In the event that an Interest Payment Date would fall on a day not being a Business Day, then the following Business Day shall be the Interest Payment Date and the Interest Period shall be extended accordingly, unless the Interest Payment Date would therefore fall in the next calendar month, in which case the Interest Payment Date shall be the immediately preceding Business Day and the Interest Period shall be shortened accordingly.

                                     ART. 11

                              INTENTIONALLY OMITTED

                                     ART. 12
                      DEFAULT INTEREST AND INDEMNIFICATION

12.1     DEFAULT

         In the event that any outstanding payments pursuant to this Agreement are not made or are only partly made by their due dates, the Borrower shall in respect of such outstanding payments and without further notice, be in default with respect to such payments.

12.2     DEFAULT INTEREST RATE

         If any sum due and payable by the Borrower hereunder is not paid on the due date therefor, the unpaid sum shall bear interest payable in arrears at the rate which shall be expressed as an annual rate and shall be the sum of the Interest Rate applicable for that Tranche under which the amounts have not been paid on their due dates and two per cent (2.0 %).

12.3     FIRST DEMAND PAYMENT

         Any interest which shall have accrued under Art. 12.2 in respect of an unpaid sum shall be due and payable and shall be paid by the Borrower at the end of the period by reference to which it is calculated or on such later dates as the Facility Agent may specify by written notice to the Borrower.

         All payments on damages shall be made by the Borrower without undue delay upon demand of the Facility Agent.

12.4     INDEMNITY

         The Borrower shall compensate the Lenders for any loss, damage, costs and outlays (including losses of margin or losses resulting from refinancing incurred by the Lenders in the provision or maintenance of the Advance for the relevant Interest Periods) which have been incurred by the Lenders because:

         (i) the Borrower has failed to pay a sum due pursuant to this Agreement on the due date; or

         (ii) an Event of Default described in the provisions of Art. 21 has occurred.

         If the Borrower has made payments on a day which is not an Interest Payment Date; or the drawdown of an Advance requested by the Borrower cannot be made because the Borrower has failed to satisfy a condition precedent or the Borrower refuses to accept the Advance; the Borrower shall pay to each Lender through the Facility Agent the amount by which
         (a) the interest which would have been payable on the amount by the Borrower hereunder exceeds (b) the amount of interest which would have been payable in respect of a deposit in Deutsche Marks and equal to the amount placed by it with a prime bank in London for a period starting on the third Business Day following the date of the proposed borrowing or of such receipt, as the case may be, and ending on the last day of the Interest Period thereof.

                                     ART. 13
                                    ACCOUNTS

13.1     LENDER'S ACCOUNTS

         Each of the Lenders shall in its books of account, in accordance with common banking practice, maintain an account for the Borrower from which the principal sum, the amount of interest and other payments owed by the Borrower to such Lender pursuant to this Agreement can be determined.

13.2     CONTROL ACCOUNT

         The Facility Agent shall in its books of account maintain a control account from which can be determined;

         (i) the sum total of the outstanding Advance and each Lender's Share therein; and

         (ii) the sum total of principal, interest and other payments owed to the Lenders pursuant to this Agreement, as well as each Lender's Share therein; and

         (iii) the sum total of payments received from the Borrower and the Share of each Lender therein.

         Whenever an entry is made in the control account, the Facility Agent shall prepare an account statement for the control account and shall provide such statement to each Lender and the Borrower without undue delay.

13.3     ACCOUNTS AS EVIDENCE

         For the purposes of judicial, arbitration or other proceedings in relation to this Agreement the above account statements shall, in the absence of manifest error, be conclusive and binding between the parties, unless the Borrower provides proof of the opposite.


                                     ART. 14
                                    PAYMENTS

14.1     FUNDS, PLACE AND CURRENCY

         All payments owed by the Borrower pursuant to this Agreement plus VAT, if applicable, shall be made in Deutsche Marks in immediately available funds and by no later than 2:00 p.m. (Munich time) on each due date to the Account.

14.2     NO SET-OFF, COUNTERCLAIM OR RETENTION

         All payments to be made shall be made free and clear of Taxes (unless the Borrower is compelled by law to make payment subject to Taxes), without any deductions and to the exclusion of any set-off, counterclaim, right of bailment, retention or lien, restriction or condition; unless such claims to be set-off by the Borrower are undisputed or confirmed by a court decision.

14.3     DISCHARGING EFFECT

         The Borrower shall be released from its obligation to make any particular payment only once the paid sum has been unconditionally credited to the Account and only in so far as the amount paid is sufficient to satisfy the Borrower's payment obligations on any date at which payment is due pursuant to this Agreement.

14.4     APPROPRIATION

         In the event that the Borrower makes a payment which is insufficient to satisfy all of its payment obligations on a date on which such payment is due pursuant to this Agreement, the Facility Agent has the right in its reasonable discretion to apply the received sum against such outstanding claims of the Lenders as the Facility Agent may decide. Any contrary instruction given by the Borrower shall have no effect.

14.5     DISTRIBUTION

         The Facility Agent shall, without prejudice to other provisions of this Agreement, distribute without delay the appropriate share of principal, interest and other payments owed pursuant to this Agreement to the relevant individual Lender in the same proportions as their respective participation in the Advance bear to the whole amount of the Advance, as they are received by the Facility Agent.


                                     ART. 15
                                   ILLEGALITY

lf any change in or introduction of any law, regulation or treaty, or any change in the interpretation or application thereof (hereinafter referred to as "Legal Changes"), shall make it unlawful for any Lender to make available or fund or maintain its Lender's Commitment or its participation in any outstanding Advance or to give effect to its obligations as contemplated hereby, the following provisions shall apply:

15.1 Such Lender may terminate the totality of its Lender's Commitment and its participation in the outstanding Advance by notice to the Borrower, such notice to be presented to the Facility Agent who will transmit it to the Borrower without undue delay, effective as from the date of which performance becomes unlawful or contrary to any regulation or at the end of the applicable Interest Periods, whichever is the earlier, such notice stating exactly which contractual obligations became illegal, the date on which such illegality will arise and which Legal Changes have given rise to the illegality. The Facility Agent shall without undue delay upon receipt of such notice of termination inform all other Lenders.

15.2 The Borrower shall repay or prepay (as the case may be) such Lender's participation in the outstanding Advance plus accrued interest and any other sums outstanding pursuant to this Agreement, at the end of the applicable Interest Periods or, in the event termination is effective pursuant to Art. 15.1 before the end of an Interest Period, at such earlier date (unless the Borrower is notified of termination after such earlier date in which case payment shall be made within three (3) Business Days of the Borrower's receipt of such notice).

         Upon effective termination all obligations of the terminating Lender pursuant to this Agreement shall end and the sum total of the Loan Facility shall be reduced by the amount of the terminated Lender's Commitment.

15.3 If any Lender (through the Facility Agent) gives notice to the Borrower pursuant to Article 15.1 requiring prepayment, then, but without prejudice to the obligations of the Borrower to effect such prepayment pursuant to Article 15.2, the Borrower, the Facility Agent and such Lender shall forthwith commence negotiations in good faith with a view to agreeing on terms (which shall not in any way be prejudicial to such Lender ) for making such Lender's participation in the Advances available from another jurisdiction or for restructuring its participation in the Advances on a basis which is not so unlawful, provided that neither the Facility Agent nor such Lender shall be under any obligation to continue such negotiations if terms have not been agreed within 30 days after the date of such Lender's notice.


                                     ART. 16
                                 INCREASED COSTS

If, as a result of Legal Changes (including, for the purposes of this Art. 16, rules, orders or directives in relation to required reserves, special deposits, liquidity or capital adequacy requirements, any requirement relating to the manner in which the Lender is required to allocate financial resources to provide for the making of or in relation to the Advance or any other form of banking or monetary controls (whether or not having the force of law), a Lender at any time in the future in relation to its Lender's Commitment or its participation in the outstanding Advance made to the Borrower,

(a) suffers an increase of the cost of making or funding the Advance or of maintaining its Lender's Commitment hereunder; or

(b) suffers a reduction of any amount payable to it or to the Facility Agent or of the effective return before taxes on income; or

(c) makes any payment, either directly or through the Facility Agent, or forgoes any interest or other return on or calculated by reference to any amount received or receivable by it from the Borrower hereunder;

(collectively referred to as "Increased Costs") then, without prejudice to the provisions of Art. 17, the following provisions shall apply:

16.1 Such Lender shall have the right, upon giving notice to the Borrower, such notice to be presented to the Facility Agent who will transmit it to the Borrower without undue delay, to request payment from the Borrower of a sum compensating it for its Increased Costs. Such notice shall state the reasonably determined amount of such Increased Costs, the date upon which such Increased Costs were or began to be incurred and the Legal Changes which led to the Increased Costs.

16.2 The Borrower shall no more than ten days after receiving the notice referred to in Art. 16.1 pay all of the Lender's substantiated Increased Costs incurred prior to receipt of the said notice.

16.3 The Borrower is entitled to defend any demand for Increased Costs by showing that these Increased Costs as determined by the Facility Agent were falsely calculated and/or do not reflect the Legal Changes.


                                     ART. 17
                                  TAX GROSS-UP

         In the event that the Borrower or the Facility Agent is obliged by law to make any deduction or withholding in respect of Taxes from any payment under this Agreement for the account of the Arranger, the Facility Agent or any Lender, the Borrower shall:

         (i)      pay any such Taxes by their due date and, no less than thirty
                  (30) days after such payment provide to the Facility Agent the original or a certified copy of the receipt of the relevant authority; and

         (ii) indemnify and keep harmless the Lenders in relation to all such Taxes; and

         (iii) make such additional payments to the Lenders as may be necessary in order that the net amount remaining after the said deduction or retention, corresponds with the sum due to be paid.

       "Taxes" for the purpose of this paragraph shall, for the avoidance of doubt, include all taxes levied by a German authority whether on the basis of income or otherwise.


                                     ART. 18
                         REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants to the Facility Agent, the Arranger and each of the Lenders that on the date of this Agreement:

(A)      STATUS

         The Borrower is a limited liability company under the laws of the Federal Republic of Germany, duly organised and validly existing under the laws of the Federal Republic of Germany, has the capacity to sue and be sued in its own name and has the power to own its property and assets and carry on its business as it is now being conducted.

(B)      POWERS AND AUTHORITY

         The Borrower has the authority to enter into and execute this Agreement, to accept the Loan Facility and to perform its obligations pursuant to this Agreement, and in this regard all necessary decisions and resolutions of the Borrower and its shareholders have been taken.

(C)      LEGAL VALIDITY

         The obligations of the Borrower created in this Agreement are legally valid and binding obligations of the Borrower enforceable in accordance with the terms and conditions of this Agreement; and this Agreement is in proper form for enforcement in the courts of the Federal Republic of Germany. The choice of the law of the Federal Republic of Germany as the law governing this Agreement constitutes a valid choice of law under the law of the Federal Republic of Germany and the courts of the Federal Republic of Germany will observe and give effect to such choice of law.

(D)      NON-CONFLICT

         The entry into and the execution and performance of this Agreement does not conflict, or result in a breach of any terms of any agreement to which the Borrower is a party or is subject or by which it or any of its property is bound, and does not violate any law, directive, order, decree, arbitral- award, judgement, or any document to which the Borrower is a party.

(E)      NO DEFAULT

         No event has occurred which constitutes an event of default under or in respect of any agreement or document to which the Borrower is a party or by which the Borrower may be bound (including inter alia, this Agreement) and no event has occurred which, with the giving of notice or lapse of time might constitute an event of default under or in respect of any such agreement or document, and all of which events might have a material adverse effect on the ability of the Borrower to perform or discharge its obligations.

(F)      CONSENTS

         Under the laws of the Federal Republic of Germany, no authorisations, approvals, consents, licences, exemptions, filings, registrations, notarisations and other matters, official or otherwise, are required by or advisable for the Borrower in connection with the entry into, performance, validity and enforceability of this Agreement, other than a shareholder`s resolution pursuant to the German ,"law for GmbH" (Gesetz betreffend die Gesellschaften mit beschrankter Haftung).

(G)      FINANCIAL STATEMENTS

         The Original Financial Statements are true and convey a fair picture of the financial position of the Borrower or, as the case may be, the members of the Group as at that date. The Original Financial Statements were prepared in accordance with all applicable accounting and auditing principles, and these principles were applied in the same form and manner as in previous years, unless otherwise stated in the Original Financial Statements; without limitation to the foregoing it being understood that not all Original Financial Statements were prepared by the Borrower or on its behalf.

 (H)     LITIGATION

         No arbitration, litigation or other proceedings against the Borrower or any other member of the Group, the result of which, taken as a whole, could be substantially detrimental to the financial condition or the business activities of the Borrower, are to the best of the Borrower's knowledge, currently in progress or threatened against the Borrower and no liquidation or similar proceedings are, to the best of the Borrower's knowledge, currently in progress or threatened against the Borrower.

(I)      NO MATERIAL ADVERSE CHANGE

         The financial condition of the Borrower, the Parent or the Group has not deteriorated in comparison with the Original Financial Statements in a manner which has or will have a material adverse effect on the ability of the Borrower or any member of the Group to perform its obligations pursuant to this Agreement.

(J)      NO ENCUMBRANCES

         Unless permitted by this Agreement, and with the exception of Permitted Encumbrances, no Encumbrance of any asset or future asset, or the present or future revenues of the Borrower or any member of the Group exists and the execution and performance of this Agreement will not result in the creation of such Encumbrances.

(K)      PARI PASSU RANKING

         The obligations of the Borrower hereunder rank at least pari passu with all its other present and future obligations; save as with obligations having priority by law.

(L)      TAX LIABILITIES

         The Borrower has complied on a best effort basis with all Taxation laws in all jurisdictions in which it is subject to Taxation and has paid all Taxes due and payable by it; no material claims are being asserted against it with respect to Taxes, all amounts payable by the Borrower hereunder may be made free and clear of and without deduction for or on account of any Taxes.

(M)      NO WINDING-UP


         The Borrower or any member of the Group have not taken any corporate action nor have any other steps been taken or legal proceedings been started or threatened against them for their winding-up, dissolution, administration or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee, liquidator or similar officer of them or of any or all of their assets or revenues.

(N)      GROUP STRUCTURE


         The Group Structure is true, complete and accurate.


(O)      REPETITION


         Each of the representations and warranties of this Art. 18 other than the representations contained in Art. 18 (a), (h), (i), and (n) will be correct and complied with so long as any sum remains to be lent or remains payable by the Borrower under this Agreement as if repeated by the Borrower on the first day of each Interest Period then by reference to the then existing circumstances.

                                     ART. 19
                                    COVENANTS


The Borrower hereby covenants in relation to each Lender, and insofar as applicable, covenants to bring about that:

19.1     FINANCIAL INFORMATION

         (a) So long as any amount available under this Agreement is outstanding or the Loan Facility or any part thereof remains outstanding or any other sum is payable pursuant to this Agreement, the Borrower will provide to the Facility Agent in sufficient copies for each of the Lenders the following statements, prepared according to generally accepted accounting principles:

                  (i) as soon as available, but in any event no later than one hundred and five (105) days after the end of each financial year, the audited fiscal year-end and financial statements, including the balance sheet, the profit and loss account and the certified auditor's report of the Parent, the Group and any individual member of the Group, and in the event that the above mentioned documents are not prepared within a period of one hundred and five (105) days after the end of each financial year, no later than one hundred and five (105) days after the end of each financial year, the unaudited fiscal year-end and financial statements, including the balance sheet and the profit and loss account of the Parent, the Group and any individual member of the Group and no later than one hundred eighty (180) days after the end of each financial year, the audited fiscal year-end and financial statements, including the balance sheet and the profit and loss account and the certified auditor's report of the Parent, the Group and any individual member of the Group;

                  (ii) as soon as available, but in any event no later than forty five (45) days after the end of each calendar quarter, quarterly management financial statements of the Group and any individual member of the Group including profit and loss accounts as well as cash flow calculations together with comparative information in relation to the management financial statements previously delivered by the Borrower in a form agreed with the Facility Agent (Quartalsberichte); and

                  (iii) as soon as available, but in any event on the date of the signing of this Agreement, a five years budget on a roll-over basis including capital expenditures and cash flow projections, profit and loss accounts and balance sheets of the Group and any individual member of the Group in a form agreed with the Facility Agent, and for each following five year period during the term of this Agreement the above mentioned statements shall be prepared until January 15 of the respective calendar year.

                  The aforementioned financial statements, balance sheets and profit and loss accounts will be prepared in accordance with the same principles as the Original Financial Statements or, in the case of a divergence therefrom, will be accompanied by a statement explaining each changed accounting principle and its effects. All financial information shall be presented in their original language, being German or English.

          (b) Forthwith upon receiving a request to that effect, the Borrower will provide to the Facility Agent such additional financial information or other information relevant to this Agreement as the Facility Agent or a Lender through the Facility Agent may from time to time reasonably request and the Borrower may provide with internal staff and which presentation will not disturb its ordinary course of business.

19.2     OTHER INFORMATION

         So long as any amount available under this Agreement is outstanding or the Loan Facility or any part thereof remains outstanding or any other sum is payable pursuant to this Agreement, the Borrower and/or any other member of the Group will provide to the Facility Agent in sufficient copies for each of the Lenders:

         (a) promptly, all notices or other documents in relation to the financial condition or business of the Borrower and/or any other member of the Group published;

         (b) details of any material litigation, arbitration or administrative proceedings which affect the Borrower and/or any member of the Group as soon as the same are instituted or, to the knowledge of the Borrower, threatened.

19.3     FINANCIAL COVENANTS

         So long as any amount available under this Agreement is outstanding or the Loan Facility or any part thereof remains outstanding or any other sum is payable pursuant to this Agreement the consolidated financial conditions of the Group, as evidenced by the financial statements prepared on the same basis as was used for the preparation of the Original Financial Statements, shall be such that

         (i) on June 30 as well as on December 30 in each calendar year, the Interest Cover Ratio for the preceding twelve months is not less than 2.5, starting on December 30, 1999;

         (ii) on June 30 and on December 30 in each calendar year, the Equity Ratio is not less than 20 %, starting on December 30, 1999; and

          (iii) on December 31, 1999 the Leverage Ratio is not more than 4,5, and in each calendar year starting on December 31, 2000 not more than 4.

         In the event that the Borrower will introduce new accounting standards the Facility Agent will consider with the Lenders whether the Lenders are prepared to agree to new definitions for the financial covenants and the ratios as set out in Art. 19.3 above. Furthermore, the Majority Lenders will, upon request of the Borrower, decide whether they are prepared to waive any other covenant as set out in Art. 19.

19.4     FURTHER UNDERTAKINGS

(A)      PARI PASSU RANKING

         The Borrower undertakes for so long as any amount available under this Agreement is outstanding or the Loan Facility or any part thereof remains outstanding or any other sum is payable pursuant to this Agreement that its obligations pursuant to this Agreement will rank at least pari passu with all other present and future obligations; save for any other obligations having priority by law.

(B)      NEGATIVE PLEDGE

         The Borrower or any member of the Group will not create any Encumbrance, except for Permitted Encumbrances, on or over all or any of its present or future assets or revenues, for the purpose of granting a security in respect of its Indebtedness, and it will furthermore procure that any member of the Group will not create any encumbrances which, if created by the Borrower, would fall under the definition of Encumbrance as stated in Art. 1.14

(C)      NOTIFICATION OF DEFAULT

         The Facility Agent shall without undue delay be notified of the occurrence of any Event of Default as described in Art. 21.

(D)      MAINTENANCE OF LEGAL VALIDITY


         The Borrower shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws and regulations of the Federal Republic of Germany to enable the Borrower lawfully to enter into and perform its obligations under this Agreement and to ensure the legality, validity, enforceability or admissibility in evidence in the Federal Republic of Germany of this Agreement.

(E)      NO MERGER AND SALE OF GROUP COMPANIES


         If the Borrower or any member of the Group intends to merge or consolidate with any other company or Person, the result of which would (in the opinion of the Majority Lenders) materially adversely affect the Borrower, it will inform the Facility Agent in writing and in good time of such intention explaining if and how such merger or consolidation might affect the Lenders' risk position. The Borrower will furthermore inform the Facility Agent in writing and in good time if it intends to sell or otherwise dispose of any of its material subsidiaries which would materially adversely affect the Borrower's ability to perform its obligations hereunder. A formentioned information shall explain if and how these measures might affect the Lenders' risk position. It is expressly agreed that the Borrower shall be authorised to convert Papierfabrik Lahnstein GmbH into a partnership ("Offene Handelsgesellschaft") or a limited partnership ("Kommanditgesellschaft"), as the case may be.

(F)      LIMITATION OF EXPENDITURE ("INVESTITIONSAUSGABEN")

         If the Borrower or any member of the Group intends to make any payments on account of capital expenditure which are not part of the capital expenditure projection or other statements prepared in accordance with Art. 19.1
         (a) (iii) of this Agreement and which exceed in total the amount of DM 1,000,000 the Borrower will inform the Facility Agent prior to such expenditure explaining if and how the intended expenditure might affect the Lenders' risk position.

(G)      INFORMATION ON PERMITTED ENCUMBRANCES

         The Borrower or any member of the Group shall ensure that the Facility Agent shall be informed on any such Permitted Encumbrances as soon as they may be granted in the future in favour of any third party creditor.

(H)      PAYMENTS WITHIN THE GROUP

         The Borrower shall endeavour, on a best effort basis, that any excess cash flow by any of its subsidiaries being part of the Group is not held within this company, but is transferred to the Borrower if and when appropriate with respect to the obligations of the Borrower under this Agreement.

(I)      SUBSCRIPTION AND USE OF EQUITY

         The Borrower undertakes to ensure that in the event that the purchase price payable by it pursuant to Sect. 2.2 of the Acquisition Agreement shall exceed the the amount of DM 41,593,000 (in words: Deutsche Mark fortyone million six hundred twentytwo thousand) such exceeding amount of the purchase price payable by the Borrower will be funded from equity (including subordinated shareholder loans) Furthermore, the Borrower undertakes to ensure that if pursuant to Sect. 3.5 of the Purchase Agreement, the final purchase price will be less than the amount as set out in sentence 1 of this sub-section, the part of the purchase price repaid by the seller of Papierfabrik Lahnstein GmbHto the Borrower, if any, shall be contributed as equity of the Borrower's equity capital or shareholder loans (being accompanied by a subordination and loan retention agreement addressed to the Lenders in a form acceptable to the Facility Agent).

(J)      LIMITATION OF INDEBTEDNESS

         Ifthe Borrower or any other member of the Group intends to create any other Indebtedness with any bank or other financial institution in the amount exceeding DM 10,000,000 the Borrower will inform the Facility Agent in writing and in good time of such intention explaining if and how the creation of such other Indebtedness might affect the Lenders' risk position.

19.5     DURATION

         The undertakings in this Art. 19 shall remain in force from and after the date hereof and so long as any amount is or may be outstanding hereunder.


                                     ART. 20

                              ADDITIONAL COLLATERAL


If any of the measures referred to in Art. 19.4 (e), (f) and /or (j) of this Agreement when implemented would affect the risk assessment of the Lenders in respect of the ability of the Borrower to perform ist obligations hereunder, the Lenders shall be entitled to demand from the Borrower additional collateral within 20 (twenty) Business Days following such demand.


                                     ART. 21
                                EVENTS OF DEFAULT

21.1     EVENTS OF DEFAULT

         Each of the events set out below is an Event of Default (whether or not caused by any reason whatsoever within the control of the Borrower or of any other Person):

         (a) the Borrower fails to pay any amount payable by it hereunder on the due date thereof and this failure is not remedied within three (3) Business Days after written notification by the Facility Agent; or

         (b) any representation, warranty, covenant as set out in Art. 19.4 or statement made in, or in connection with, this Agreement or in any accounts, certificate, statement or opinion delivered by or on behalf of the Borrower hereunder or in connection herewith is incorrect or untrue in any material respect when made or is not complied with and such default is incapable of remedy, or if capable of remedy, is not remedied within twenty
                  (20) Business Days after receipt of written notice from the Facility Agent requesting the same and has a material adverse effect on the Borrower's payment obligations under this Agreement; or

         (c) the Borrower fails to comply with any covenant (as set out in Art. 19.1 to Art. 19.3) or any other provision of this Agreement and this failure, if capable of remedy, is not remedied within thirty (30) Business Days (respectively ninety
                  (90) Business Days for the covenants as set out in Art. 19.3) after receipt of written notice from the Facility Agent; or

         (d) the Borrower fails to provide additional collateral as set out in Art. 20 of this Agreement; or


         (e)      (i)     any other Indebtedness of the Borrower or any
                          other member of the Group of an aggregate amount of not more than DM 1,000,000 (or its equivalent in any other currency) becomes prematurely due and payable as a result of a default thereunder, and is not paid within a period of five (5) Business Days after its respective due date; or

                  (ii) any event of default (or event which with giving of notice or lapse of time may constitute such an event of default) occurs under any contract or document relating to any such Indebtedness; or

                  (iii) any Encumbrance over any assets of the Borrower or any other member of the Group becomes enforceable which has a material adverse effect on the ability of the Borrower to perform its payment obligations under this Agreement; or

                  (iv) there occurs any material adverse change in the financial condition of the Borrower or the Group which leads to the

                          Borrower's incapability to perform its payment obligations under this Agreement, provided however that the termination right pursuant to this Art. 21.1.e (iv) in connection with Art. 21.2. below may be exercised only if so confirmed by the Majority Lenders; or

         (f) any order (provisional or final) is made by court resolution passed for the general suspension of payments or dissolution, termination of existence, liquidation, winding-up, bankruptcy, insolvency, judicial management or administration of the Borrower; or

         (g) a moratorium in respect of all or any debts of the Borrower exceeding the amount of DM 1,000,000, or a composition or an arrangement with creditors of the Borrower or any similar proceeding or arrangement by which the assets of the Borrower are submitted to the control of its creditors is ordered or declared; or

         (h) a liquidator, trustee, administrator, receiver, arranger or similar officer is appointed in respect of the Borrower or in respect of all or a substantial part of its assets; or

         (i) the Borrower becomes or is declared insolvent or is unable, or admits its general inability to pay its debts as they fall due or becomes insolvent within the terms of any applicable law; or

         (j) a distress, execution, attachment or other process affects any asset of the Borrower which has a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement; or

         (k) the Borrower or any other member of the Group ceases or threatens to cease, to carry on its present business or disposes, or threatens to dispose, of a substantial part of its business, property or assets or a substantial part of its business, property or assets is seized, nationalised, expropriated or compulsorily acquired, other than those measures as described in Art. 19.4(e) last sentence; or

         (l) any authorisation, approval, consent, licence, exemption, filing, registration or notarisation or other requirement necessary to enable the Borrower to comply with any of its material obligations hereunder, if any, is modified, revoked or withheld or does not remain in full force and effect; or

         (m) at any time it is unlawful for the Borrower to perform any of its material obligations hereunder; or

         (n) at any time as long as 50% (fifty per cent) of this Loan Facilty and the facility under Loan Agreement I remain outstanding any dividend payments (excluding dividend payments which are used to increase the equity of the Borrower ["Schutt-aus-hol-zuruck-Verfahren"] or interest payments on shareholder loans are made by the Borrower; or

         (o) at any time after more than 50% (fifty per cent) of the Loan Facility and the facility under Loan Agreement I have been repaid any dividend payments (excluding dividend payments which are used to increase the equity of the Borrower ["Schutt-aus-hol-zuruck-Verfahren"]) or interest payments on shareholder loans are made by the Borrower which are unreasonable in respect of the cash flow situation and the earning results of the Borrower, and which would have a material adverse effect on the Borrower's ability to perform its obligations under this Agreement; or

         (o) the Borrower ceases to be a majority-owned subsidiary of the Parent.

         (p) the share pledge agreement as attached in Annex 4, the Pledge Amendment Agreement as attached in Annex 5 and the Loan Amendment Agreement as attached in Annex 7 have not become legally valid and effective on the Closing Date.

21.2     ACCELERATION

         In the case of any such Event of Default, and at any time thereafter if any such event shall then be continuing, but not later than thirty (30) days after the Facility Agent becomes aware of the occurrence of such an event, the Facility Agent may, and shall, if so directed by the Majority Lenders, by written notice to the Borrower:

         (a) declare that the obligations of the Lenders hereunder to allow the Borrower to make an Advance and the Lenders' Commitments shall be cancelled forthwith whereupon the same shall be so cancelled forthwith; and/or

         (b) declare all outstanding amounts under this Agreement immediately due and payable whereupon the same shall become immediately due and payable together with all interest accrued thereon and all other amounts payable hereunder.


                                     ART. 22
                    RIGHTS AND OBLIGATIONS OF FACILITY AGENT

22.1     APPOINTMENT

         Bayerische Hypo- und Vereinsbank Aktiengesellschaft is hereby appointed Facility Agent. Each Lender irrevocably authorises the Facility Agent on such Lender's behalf to perform such duties and to exercise such rights and powers under this Agreement as are specifically delegated to the Facility Agent by the terms of this Agreement, together with such rights and powers as are reasonably incidental thereto. The Facility Agent, however, must not commence any legal action or proceedings on behalf of any Lender without such Lender's prior written approval. The Facility Agent shall have only those duties and powers which are expressly specified in this Agreement. The Facility Agent's duties hereunder are solely of a mechanical and administrative nature.

22.2     MAJORITY LENDERS' DIRECTIONS

         In the exercise of any right or power and as to any matter not expressly provided for by this Agreement, the Facility Agent may act or refrain from acting in accordance with the instructions of the Majority Lenders and shall be fully protected in so doing. In the absence of any such instructions, the Facility Agent may act or refrain from acting as it shall deem fit. Any such instructions shall be binding on all the Lenders.

22.3     RELATIONSHIP

         (a) The relationship between the Facility Agent and each Lender is that of principal and Facility Agent only. Nothing herein shall constitute the Facility Agent a trustee or fiduciary for any Lender, the Borrower or any other Person.

         (b) The Facility Agent shall not in any respect be Facility Agent of the Borrower by virtue of this Agreement.

         (c) The Facility Agent shall not be liable to the Borrower for any breach by the Arranger or by any Lender of this Agreement or be liable to any Lender or the Arranger for any breach by the Borrower hereof.

22.4     DELEGATION

         The Facility Agent may act hereunder through its officers, employees or agents.

22.5     DOCUMENTATION

         Neither the Facility Agent nor the Arranger nor any of their officers, employees or agents shall be responsible to any Lender or to each other for

         (a) the valid execution, genuineness, validity, enforceability or sufficiency of this Agreement or any other document in connection herewith, or

         (b)      the collectability of amounts payable hereunder, or

         (c) the accuracy of any statements (whether written or oral) made in or in connection with this Agreement or any other document in connection herewith.

22.6     DUTIES

         The Facility Agent shall not be required to ascertain or inquire as to the performance or observance by the Borrower of the terms of this Agreement or any other document in connection herewith. The Facility Agent shall not be deemed to have knowledge of the occurrence of any Event of Default (or event which with lapse of time, notice, determination of materiality or other condition may constitute such an Event of Default) other than in the case of a payment default, of which the Facility Agent gained actual knowledge unless the Facility Agent has received written notice from a party hereto describing such Event of Default or event and stating that such notice is a "Notice of Default" or unless the Facility Agent does not receive a payment from the Borrower hereunder on its due date. If the Facility Agent receives such a Notice of Default, the Facility Agent shall promptly give notice thereof to the Lenders.

22.7     EXONERATION

         Neither the Facility Agent nor any of its officers, employees or agents shall be liable to any Lender for any action taken or omitted under or in connection with this Agreement unless caused by its or their gross negligence or wilful misconduct.

22.8     RELIANCE

         (a) The Facility Agent may rely on any communication or document believed by it to be genuine and correct.

         (b) The Facility Agent may engage, pay for and rely on legal or other professional advisers selected by it and shall be protected in so relying.

22.9     CREDIT APPROVAL

         Each of the Lenders severally represents and warrants to the Facility Agent and the Arranger that it has made its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to such Lender by the Facility Agent or the Arranger in connection herewith. Each Lender represents, warrants and undertakes to the Facility Agent and the Arranger that it shall continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities while the Advance are outstanding or its Lender's Commitment is in force.

22.10    INFORMATION

         (a) The Facility Agent shall furnish each Lender with a copy of any documents received by it under Art. 19.1 and Art. 19.2 (but the Facility Agent shall not be obliged to review or check the accuracy or completeness thereof). If requested by a Lender, the Facility Agent shall furnish to such Lender a copy of all documents received by it under Art. 4. The Facility Agent shall furnish each Lender with a copy of any information received by it under Art. 19.4 (e), (f) and (j) of this Agreement (but the Facility Agent shall not be obliged to review or check the accuracy or completeness thereof).

         (b) Neither the Facility Agent nor the Arranger shall have any duty

                  (i) either initially or on a continuing basis to provide any Lender with any credit or other information with respect to the financial condition or affairs of the Borrower or any related entities whether coming into its possession or that of any related entities of the Facility Agent or the Arranger before the entry into this Agreement or at any time thereafter;

                  (ii) unless specifically requested to do so by a Lender, to request any certificates or other documents from the Borrower hereunder.

         (c) The Facility Agent need not disclose any information relating to the Borrower if such disclosure would or might in the opinion of the Facility Agent constitute a breach of any law or any duty of secrecy or confidence.

22.11    FACILITY AGENT AND ARRANGER INDIVIDUALLY

         (a) Each of the Facility Agent and the Arranger shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not the Facility Agent or the Arranger.

         (b) The Facility Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking, trust, advisory or other business whatsoever with the Borrower and its related entities and accept and retain any fees payable by the Borrower or any of its related entities for its own account in connection therewith without liability to account therefore to any Lender.

22.12    INDEMNITY

         Each Lender agrees to indemnify the Facility Agent on demand (to the extent not reimbursed by the Borrower under this Agreement) for any and all liabilities, losses, damages, penalties, actions, judgements, costs, expenses or disbursements of any kind whatsoever which may be imposed on, incurred by or asserted against the Facility Agent in any way relating to or arising out of its acting as the Facility Agent under this Agreement or performing its duties hereunder or any action taken or omitted by the Facility Agent hereunder (including, without limitation, the charges and expenses referred to in Art. 24 and all stamp taxes on or in connection with this Agreement to the extent not reimbursed by the Borrower). Such indemnification by each Lender shall be pro rata to its Lender's Commitment or (as the case may be) participation in the Advance. Notwithstanding the foregoing, no Lender shall be liable for any portion of the foregoing resulting from the Facility Agent's gross negligence or wilful misconduct.

22.13    LEGAL RESTRICTIONS

         The Facility Agent may refrain from doing anything which would or might in its opinion (i) be contrary to the law of any jurisdiction or any official directive or (ii) render it liable to any Person or (iii) violate its banker's duty of secrecy, and may do anything which in its opinion is necessary to comply with any such law or directive.

22.14    RESIGNATION AND REMOVAL

         The Facility Agent may, after prior consultation with the Borrower and subject to the Borrower's consent, resign by giving written notice thereof to the Lenders and the Borrower. In addition, the Majority Lenders may, by giving at least 30 days' notice to the Facility Agent, the other Lenders and the Borrower, as appropriate, remove the Facility Agent. In either such event the Majority Lenders may appoint a successor to such Facility Agent. If the Majority Lenders have not, within 60 days after such notice of resignation or removal, appointed a successor Facility Agent which shall have accepted such appointment, the retiring or removed Facility Agent shall have the right to appoint a successor Facility Agent. The resignation or removal of the retiring or removed Facility Agent and the appointment of any successor Facility Agent shall both become effective upon the successor notifying all the parties thereto in writing that it accepts such appointment, whereupon the successor Facility Agent shall succeed to the position of the retiring or removed Facility Agent and the term "Facility Agent" herein shall mean such successor Facility Agent. This Art. 22.14 shall continue to benefit a retiring or removed Facility Agent in respect of any action taken or omitted by it hereunder while it was Facility Agent.

22.15    RECOVERY OF PAYMENTS

         Unless the Facility Agent shall have received written notice from a Lender or the Borrower not less than two Business Days prior to the date upon which such Lender or the Borrower (the "party liable") is to pay an amount to the Facility Agent for transfer to the Borrower or any Lender respectively (the "payee") that the party liable does not intend to make that amount available to the Facility Agent, the Facility Agent may assume that the party liable has paid such amount to the Facility Agent on the due date in accordance herewith. In reliance upon such assumption, the Facility Agent may (but shall not be obliged to) make available a corresponding sum to the payee(s). In the event that such payment is not made to the Facility Agent, the payee(s) shall forthwith on demand repay such sum to the Facility Agent together with interest on such amount until its repayment at a rate determined by the Facility Agent reflecting its cost of funds. The provisions of this Art. 22.15 are without prejudice to any rights the Facility Agent and the payee may have against the party liable.

22.16    ASSIGNMENTS

         The Facility Agent may treat each Lender as a party as entitled to payment hereunder until it has received written notice from the Lender unless concerned to the contrary.

22.17    EXEMPTION FROM ART. 181 GERMAN CIVIL CODE

         The Facility Agent is hereby granted exemption from the restriction of Art. 181 of the German Civil Code or any similar restriction of the applicable laws of any other country.

22.18    CONFIDENTIALITY

         In acting as the Facility Agent for the Lenders, the Facility Agent's agency division shall be treated as a separate entity from any other of its divisions or departments, and, notwithstanding the foregoing provisions of this Art. 22, in the event that the Facility Agent should act for the Borrower in any capacity in relation to any matter other than those directly or indirectly related to its capacity as Facility Agent for the Lenders hereunder, then any information given by the Borrower to the Facility Agent in such other capacity may be treated as confidential by the Facility Agent.


                                     ART. 23
                                      FEES

23.1     COMMITMENT FEE

         The Borrower shall pay to the Facility Agent for distribution to the Lenders a Commitment Fee of 0.25 % p.a. on the undisbursed amount of the Facility from the signing date of this Agreement until the end of the Availability Period. The Commitment Fee, if any, is payable within five Business Days after the end of the Availability Period.

23.2     UNDERWRITING FEE

         The Borrower shall pay to the Arranger for distribution to the Lenders an Underwriting Fee in the amount of DM 213,715 payable within five (5) Business Days after the signing of this Agreement..

23.3     ARRANGEMENT FEE

         The Borrower shall pay to the Arranger for its own account an Arrangement Fee in an amount to be agreed upon in a side letter of even date payable within five (5) Business Days after the signing of this Agreement..

23.4     VAT

         Any fee referred to in this Art. 23 (Fees) is exclusive of any value added tax or any other Tax which might be chargeable in connection with that fee. If any value added tax or other Tax is so chargeable, it shall be paid by the Borrower at the same time as it pays the relevant fee.


                                     ART. 24
                                    EXPENSES

24.1 The Borrower shall pay to Bayerische Hypo- und Vereinsbank Aktiengesellschaft in its capacity as Facility Agent such amount in reimbursement of all costs, charges and expenses incurred by it in or in connection with the execution of the Pledge Agreement (including VAT thereon and including, but not limited to, the fees and expenses of a notary public and travel expenses, if any; "Kosten der Sicherheitenbestellung", but excluding any legal fees and expenses for legal advisers). Such amount is payable within five (5) Business Days after the date hereof.

24.2 The Borrower shall reimburse Bayerische Hypo- und Vereinsbank Aktiengesellschaft in its capacity as Facility Agent and Arranger and the Lenders for the reasonable charges and expenses (including value added tax or any similar tax thereon and including the fees and expenses of legal advisers) incurred by them in connection with the enforcement of any rights under this Agreement and the Pledge Agreement.


                                     ART. 25
                                  STAMP DUTIES

The Borrower shall pay and forthwith on demand indemnify each of the Facility Agent, the Arranger and the Lenders against any liability it incurs in respect of any stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of this Agreement.


                                     ART. 26
                          WAIVERS; REMEDIES CUMULATIVE

No failure to exercise and no delay in exercising on the part of the Facility Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver by the Facility Agent, the Arranger or any Lender shall be effective unless it is in writing. The rights and remedies of each of the Facility Agent, the Arranger and the Lenders herein provided are cumulative and not exclusive of any rights or remedies provided by law.


                                     ART. 27
                                     NOTICES

27.1 Any correspondence, reports, announcements, consultations, documentation and communication between the parties to this Agreement shall be in the German, or in the English language and shall be in writing, by mail, or by telefax; the latter case requiring confirmation by mail.

27.2 Without prejudice to any future change of address, all correspondence from the Borrower to the Lenders shall be sent to the Facility Agent at the following address:

         Bayerische Hypo- und Vereinsbank Aktiengesellschaft
         Am Tucherpark 1/VTW 1
         80536 Munchen
         Attention: Mr. Rainer Heuschneider
         Fax: +49-89-37825278

         All correspondence from the Lenders or the Facility Agent to the Borrower shall be sent to the following address:

         FiberMark GmbH c/o FiberMark Gessner GmbH & Co.
         Weidacher Strasse 30
         83620 Feldkirchen-Westerham
         Attention: Dr. Walter Haegler
         Fax: +49-8062-703461  (with copy to Mr. Bruce Moore,
         Fax: +001-802-2575900)

27.3 Without prejudice to any future change of address or account, all correspondence from the Facility Agent to the Lenders shall be sent and all payments from the Facility Agent to the Lenders shall be made to the addresses and accounts as transferred to the Facility Agent by each Lender.


                                     ART. 28
                       ASSIGNMENTS, TRANSFER, SUBSTITUTION

28.1     SUCCESSORS

         This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Arranger, the Facility Agent and their respective substitutes, successors and assignees.

28.2     NO ASSIGNMENTS BY THE BORROWER

         The Borrower may not assign or transfer all or any of its rights, benefits and obligations hereunder.

28.3     ASSIGNMENTS BY THE LENDERS

         At its own cost any Lender may, prior to a written consent by the Borrower, such consent not to be unreasonably withheld, at any time assign and transfer all or any part of its rights, benefits and obligations (to effect a "Vertragsubernahme") hereunder, provided that an amount of principal and the amount of interest accrued thereon may not be assigned or transferred separately.

         Unless and until an assignee has agreed with the Facility Agent and the Lenders in writing that it shall be under the same obligations toward each of them as it would have been under if it had been a party hereto, neither the Facility Agent nor any Lender shall be obliged to recognise such assignee as having the rights against it which such assignee would have had if it had been a party hereto. For the purposes of this Art. 28.3, each Lender hereby authorises the Facility Agent to execute on its behalf any agreement with any assignee pursuant to which such assignee agrees that it shall be under the same obligations towards each of the Lenders as it would have been had it been a party hereto.

         For each assignment effected pursuant to the above provisions, the Facility Agent shall receive an assignment registration fee in the amount of DM 1,000 from the respective assignee, failing whom from the assigning Lender, which shall become due and payable five Business Days after the date of the agreement referred to in Art. 28.3 above.

28.4     CHANGE OF LENDING OFFICE

         Each Lender may at any time and at its expense change its lending office, but such Lender shall give the Facility Agent prior written notice thereof and until receipt of such notice the Facility Agent may assume that no such change has occurred.

28.5     DISCLOSURE

         Each Lender may disclose to any proposed assignee, transferee or sub-participant or any proposed substitute therefore, any information about this Agreement and any information in the possession of such Lender relating to the Borrower.

28.6     SYNDICATION

         The Borrower acknowledges that primary syndication of the Facility may take place and undertakes to assist and co-operate with the Facility Agent and the Arranger in syndication by, inter alia, expediting reasonable site visits of persons who have been invited by the Arranger to participate in the Facility ("Invitees") and by participating in a reasonable number of presentations to Invitees.


                                     ART. 29
                               CURRENCY INDEMNITY

29.1 Payment made by the Borrower to the Lenders on the basis of any judgement in a currency (hereinafter referred to as the "Judgement Currency") other than Deutsche Marks shall only discharge the Borrower's obligation to the extent of the amount in Deutsche Marks that the Lenders, immediately upon receipt of such payment, would be able to purchase with the amount so received on a recognised foreign exchange market. In the event that such amount in the Judgement Currency is less than the amount due in Deutsche Marks pursuant to the provisions of this Agreement, then the Borrower shall be liable to pay the difference; such obligation of the Borrower being a separate and independent obligation, forming the basis of a separate cause of action.

29.2 The Borrower waives any rights it may have in any jurisdiction to pay any amount hereunder in a currency other than that in which it is expressed to be payable hereunder.


                                     ART. 30
                                PRO RATA SHARING

30.1 Except for payments to a Lender from the Facility Agent which were received by the Facility Agent for the account of such Lender in accordance with this Agreement, if a Lender shall at any time receive satisfaction by way of payment or foreclosure of any collateral or security or a declaration of set-off made by such Lender of all or a part of any amount payable by the Borrower hereunder in a proportion which, in relation to any amounts received by any other Lender or Lenders, represents more than its percentage participation for the time being in the Advance, then such Lender shall promptly purchase from the other Lenders their respective participations in the Advance including the claims for payment of interest maintained by those other Lenders as may be necessary to cause the purchasing Lender to share the amount in excess of its percentage participation for the time being in the Advance rateably with the other Lenders. Each of the Lenders hereby agrees to sell and transfer a participation in its Advance, including the claims for payment of interest as may be necessary to give effect to this provision.

30.2 Notwithstanding Art. 30.1, no portion of any payment or satisfaction of all or part of any amount payable to such Lender hereunder received in connection with or as a result of legal proceedings brought by or in the name of such Lender shall be payable pursuant to Art. 30.1, to any other Lender where each other Lender has had an opportunity to join in such proceedings yet has declined to do so. Each Lender shall give prior written notice to each other Lender of its intention to institute legal proceedings in any jurisdiction.

30.3 If at any time any Lender (the "Refunding Bank") shall be required to refund any amount which has been paid to or received by it on account of any part of any amount payable by the Borrower hereunder and in respect of which it has paid an amount to any other Lender pursuant to Art. 30.1, such other Lender shall against re-transfer of the purchased participation in the Advance including the claims for payment of interest repay a proportionate amount of the sum so refunded together with such amount (if any) as is necessary to reimburse the Refunding Bank the appropriate portion of any interest it shall have been obliged to pay when refunding such amount as aforesaid for the period whilst such other Lender held the amounts to be refunded.

30.4 If a Lender receives satisfaction as set forth in Art. 30.1, it shall give notice thereof to the Facility Agent. The Facility Agent shall then calculate the amount to be paid pursuant to Art. 30.1. Such Lender shall pay this amount within the time period set forth by the Facility Agent to the Facility Agent which will then distribute the amount among the other Lenders. Each of the Lenders hereby authorises the Facility Agent to assign to the Lender receiving such satisfaction and to accept the assignment of, such participations in the Advance including claims for payment of interest on their behalf as set forth in Art. 30.1. The Facility Agent shall confirm the assignments to all Lenders in writing every time such assignments take place. Art. 30.4 sentences 1 through 3 apply mutatis mutandis in case of a refund pursuant to Art. 30.3.



                                     ART. 31
                                     SET-OFF

Each Lender may set off any matured obligation owed by the Borrower under this Agreement (to the extent beneficially owned by that Lender) against any obligation (whether or not matured) owed by the Lender to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of set-off.


                                     ART. 32
                                  MISCELLANEOUS

32.1     AMENDMENTS

         Any alteration or amendment to this Agreement shall be in writing and requires the consent of the Borrower and of the Majority Lenders provided, however, that any alteration or amendment to Art. 1.19, 1.38, 2.2, 2.3, 4, 5, 7, 9, 12, 15, 16, 17, 19, 20, 21, 28.2, 30, 32.1 and
         32.3 requires the consent of all Lenders. Verbal agreements shall have no legal effect.

32.2     GOVERNING LAW

         The form and contents of this Agreement, as well as the rights and obligations of the Lenders, the Borrower, the Facility Agent and the Arranger shall be construed according to the laws of the Federal Republic of Germany in every respect.

32.3     PARTIAL INVALIDITY

         Should any provision of this Agreement be or become wholly or partly, invalid, then the remaining provisions shall remain valid. Invalid provisions shall be construed in accordance with the intent of the parties and the purpose of this Agreement.

32.4     PLACE OF PERFORMANCE

         Place of performance of this Agreement shall be Munich.

32.5     JURISDICTION

         The applicable place of jurisdiction for all disputes arising out of or in connection with this Agreement shall be Munich. The Lenders and the Facility Agent may however, at their option, commence proceedings before any other competent court of law in the Federal Republic of Germany and/or in any other country in which assets of the Borrower are situated. In the latter case the laws of the Federal Republic of Germany shall, pursuant to Art. 32.3, also be applicable.

32.6     ANNEXES

         The Annexes 1 through 7 form part of this Agreement.


32.7     COUNTERPARTS

         This Agreement has been executed in the English language in 3 (three) counterparts. One copy shall be provided to the Borrower and to each of the Arranger and Bayerische Hypo- und Vereinsbank Aktiengesellschaft as Lender. Each executed copy shall have the effect of an original.

                               September 15, 1999







               Bayerische Hypo- und Vereinsbank Aktiengesellschaft



                 .............................................
            (in its capacity as Arranger, Lender and Facility Agent)












                               September 15, 1999





                                 FiberMark GmbH



                 .............................................

                                                                         ANNEX 1





                                DRAWDOWN REQUEST

                           [FiberMark GmbH Letterhead]



To:      Bayerische Hypo- und Vereinsbank AG
         FCF 1

         Federal Republic of Germany
         Telefax: + 49-89-37825278


Date:    [         ]

Pursuant to Art. 5.2 of the Agreement dated September 15, 1999 between us and the Lenders (the "Loan Agreement"), we hereby request the following drawdown under the Loan Agreement:

(a)      Drawdown Date:                                       [ - ]

(b)      Amount of Advance:                                   [ - ]

(c)      Interest Period:                                     [ - ]

(d)      The account to which the
         Advance is to be transferred:                        [ - ]

WE HEREBY CONFIRM THAT:

(i) the representations and warranties set out in Art. 18 of the Loan Agreement are correct at the date hereof; and

(ii) no Event of Default set out in Art. 21 of the Loan Agreement (or any event which with the giving of notice or lapse of time might constitute an Event of Default) has occurred and is continuing or might result from the making of the Advance.



                                 FiberMark GmbH


                 -----------------------------------------------

                                                                         ANNEX 2

                        NOTICE TO LENDERS OF ADVANCE DUE

                 [Bayerische Hypo- und Vereinsbank's Letterhead]

To:      [Lender]

Date:    [ - ]

Pursuant to Art. 5.3 of the agreement dated Septemner 15, 1999 between FiberMark GmbH and the Lenders (the " Loan Agreement"), we hereby give notice of the Borrower's Drawdown Request under the Loan Agreement:

(a)      Drawdown Date:                            [ - ]

(b)      Amount of Advance:                        [ - ]

(c)      Lender's participation:                   [ - ]

(d)      Account:                                  [ - ]

We confirm that all conditions precedent in accordance with Art. 4 of the Loan Agreement have been fulfilled or complied with by the Borrower.

We request that you transfer the above amount, being your Share of the Advance to our Account No........... with..............no later than 10:00 a.m. Munich time on the Drawdown Date.




                       BAYERISCHE HYPO- und VEREINSBANK AG


                            -------------------------

                                     ANNEX 3
                              GROUP STRUCTURE CHART


                                  [GRAPHIC]

                                                                        ANNEX 4


                        PLEDGE AGREEMENT OVER SHARES OF
                         PAPIERFABRIK LAHNSTEIN GmbH

                                                                        ANNEX 5


                        PLEDGE AMENDMENT AGREEMENT IN RELATION

                           TO FIBERMARK GESSNER Gmbh & CO.

                                                                        ANNEX 6


                         LOAN AMENDMENT AGREEMENT IN RELATION
                      TO THE LOAN AGREEMENT BETWEEN THE BORROWER
                         AND THE LENDER DATED JANUARY 7, 1998


                         TO FIBERMARK GESSNER GMBH & CO.

                                                                        ANNEX 7





--------------------------------------------------------------------------------
 LOAN ACCOUNT            TRANCHE            MATURITY            INTEREST RATE
--------------------------------------------------------------------------------
    6457460             6 Mio DM           17.09.2000               5,40%
--------------------------------------------------------------------------------
    6457479             6 Mio DM           17.09.2001               6,00%
--------------------------------------------------------------------------------
    6457487           4,125 Mio DM         17.09.2002               6,40%
--------------------------------------------------------------------------------
    6457495           4,125 Mio DM         17.09.2003               6,70%
--------------------------------------------------------------------------------
    6457509           4,125 Mio DM         17.09.2004               6,95%
--------------------------------------------------------------------------------
    6457517           4,125 Mio DM         17.09.2005               7,10%
--------------------------------------------------------------------------------
